                                                                  EXHIBIT 12.1

                     COMPUTATION OF RATIO OF EARNINGS TO
                    FIXED CHARGES EXCLUDING AND INCLUDING
                             INTEREST ON DEPOSITS


                                             March 31,                              December 31,
                                        ------------------      -------------------------------------------------------
                                         1994        1993        1993       1992        1991        1990         1989
                                        ------      ------      -------    -------     -------     -------      -------
Net Income                              33,152      27,426      112,045     95,048      78,256      68,894       62,634
Provision for Income Taxes              16,292      13,656       53,476     44,977      33,660      27,175       21,046
                                        ------      ------      -------    -------     -------      ------       ------
Earnings before Taxes                   49,444      41,082      165,521    140,025     111,916      96,069       83,680
                                        ======      ======      =======    =======     =======      ======       ======
Fixed Charges:
Interest Expense (Excluding
  Interest on Deposits)                  8,500       3,446       15,313      8,788      11,285      15,041       26,525
Interest Portion of Rentals (33%)          494         358        1,411      1,107       1,093       1,309        1,249
                                        ------      ------      -------    -------     -------      ------       ------
Total Fixed Charges                      8,994       3,604       16,724      9,895      12,378      16,350       27,774
                                        ======      ======      =======    =======     =======      ======       ======
Earnings before Taxes and
  Fixed Charges                         58,438      44,886      182,245    149,920     124,294     112,419      111,454
Ratio of Earnings to Fixed Charges        6.50       11.80        10.90      15.15       10.04        6.88         4.01


                                             March 31,                              December 31,
                                        ------------------      -------------------------------------------------------
                                         1994        1993        1993       1992        1991        1990         1989
                                        ------      ------      -------    -------     -------     -------      -------
Net Income                              33,152      27,426      112,045     95,048      78,258      68,894       62,634
Provision for Income Taxes              16,292      13,658       53,476     44,977      33,660      27,175       21,046
                                        ------      ------      -------    -------     -------     -------      -------
Earnings before Taxes                   49,444      41,082      165,521    140,025     111,916      96,069       83,680
                                        ======      ======      =======    =======     =======     =======      =======
Fixed Charges:
Interest Expense (Including
  Interest on Deposits)                 73,539      51,875      213,614    224,068     292,017     297,613      292,687
Interest Portion of Rentals (33%)          494         358        1,411      1,107       1,093       1,309        1,249
                                        ------      ------      -------    -------     -------     -------      -------
Total Fixed Charges                     74,033      52,233      215,025    225,175     293,110     298,922      293,936
                                        ======      ======      =======    =======     =======     =======      =======
Earnings before Taxes and
  Fixed Charges                        123,477      93,315      380,546    365,200     405,026     394,991      377,616
Ratio of Earnings to Fixed Charges        1.67        1.79         1.77       1.62        1.38        1.31         1.28
